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                                                                    EXHIBIT 32.1


                                 AMERALIA, INC.

Certification pursuant to 18 U.S.C. Section 1350
Principal Executive Officer

         To my knowledge: the annual report on Form 10-KSB for the period ended June 30, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc. for the periods presented.

November 19, 2002



  /s/ Bill H Gunn
-----------------
Bill H. Gunn
Principal Executive Officer

Certification pursuant to 18 U.S.C. Section 1350
Principal Financial Officer

         To my knowledge: the annual report on Form 10-KSB for the period ended June 30, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc. for the periods presented.

November 19, 2002



  /s/ Robert van Mourik
-----------------------
Robert C.J. van Mourik
Principal Financial Officer